ePlus Reports June 30, 2007 Quarter Results:
Revenues Increased 25.8% to $238.7 Million;
Net Earnings Increased 156.5% to $5.0 Million

HERNDON, VA – March 31, 2008– ePlus inc. (OTC: PLUS - news), today announced financial results for its first quarter of fiscal year 2008, which ended June 30, 2007 (“the Quarter”).  Revenues for the Quarter increased 25.8% to $238.7 million as compared to revenues of $189.7 million during the three months ended June 30, 2006 (“the Prior Quarter”).  Net earnings for the Quarter increased 156.5% to $5.0 million from $2.0 million the Prior Quarter.

In addition, fully diluted earnings per common share for the Quarter increased 168.2% to $0.59, and basic earnings per common share increased 154.2% to $0.61, as compared to $0.22 and $0.24, respectively, for the Prior Quarter.  Basic and diluted weighted average common shares outstanding for the Quarter are 8,231,741 and 8,434,774, respectively, as compared to 8,207,369 and 8,723,439, respectively, for the Prior Quarter.

For the Quarter, sales of product and services increased 17.7% to $206.6 million compared to $175.5 million generated the Prior Quarter, and represented 86.5% and 92.5% of total revenue, respectively.  The cost of sales, product and services increased 18.5% to $185.2 million as compared to $156.4 million the Prior Quarter.  The gross margin on sales of product and services was 10.3% in the Quarter as compared to 10.9% the Prior Quarter.

Lease revenues increased 69.0% to $19.1 million in the Quarter, and sale of leased equipment totaled approximately $8.6 million.  There were no sales of leased equipment in the Prior Quarter.  The net investment in leased assets was $200.7 million as of June 30, 2007, a 5.4% decrease from $212.2 million as of June 30, 2006.  Direct lease costs increased 20.0% to $6.0 million in the Quarter.

For the Quarter, fee and other income was $4.4 million as compared to $2.8 million the Prior Quarter, due to an increase in agent fees from manufacturers and an increase in revenue from sales of ePlus software in the technology sales business unit.

Professional and other fees increased 185.1%, to $3.7 million for the Quarter, as compared to $1.3 million the Prior Quarter.  The increase is primarily due to expenses related to the Audit Committee’s review of the Company’s historical stock option grants, as previously disclosed in the Company’s Form 10-K for the fiscal year ended March 31, 2007.

Salaries and benefits expenses increased 13.8% to $19.7 million in the Quarter.  The Company employed 650 people as of June 30, 2007, as compared to 697 people as of June 30, 2006.  Although the company employed fewer employees, salaries and benefits expense increased for the Quarter as compared to the Prior Quarter.  This increase is primarily attributed to share-based compensation expense of $1.5 million, resulting from immediate recognition of non-vested share-based compensation expense from the cancellation of 450,000 options.  General and administrative expenses increased 2.9% to $4.5 million in the Quarter.

Interest and financing costs increased 25.1% to $2.5 million in the Quarter.  This is primarily due to increasing debt rates on new financings, and partially offset by a slight decrease in non-recourse notes payable.  Non-recourse notes payable decreased 4.8% to $141.1 million as of June 30, 2007 as compared to March 31, 2007.

The Company’s cash and cash equivalents balance as of June 30, 2007 was $47.6 million, as compared to $39.7 million as of March 31, 2007.

The Company implemented FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109” (“FIN 48”), during the Quarter and as a result, recorded a cumulative effect adjustment of $491 thousand to reduce our opening balance of retained earnings for the Quarter.

The financial results presented herein are unaudited. Investors are encouraged to review the Company’s Form 10-Q and to review other SEC filings including the Company's audited financial statements contained in the fiscal year 2007 Form 10-K.

About ePlus inc.

ePlus is a leading provider of technology solutions.  ePlus enables organizations to optimize their IT infrastructure and supply chain processes by delivering world-class IT products from top manufacturers, professional services, flexible lease financing, proprietary software, and patented business methods.  Founded in 1990, ePlus has approximately 650 associates in 30+ offices serving more than 2,500 customers.  The Company is headquartered in Herndon, VA.   For more information, visit http://www.eplus.com/, call 888-482-1122, or email info@eplus.com.

ePlus® and/or other ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc.

Note:  Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements.”  Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the effects of the delisting of the Company’s common stock from The Nasdaq Global Market and the quotation of the Company’s common stock in the “Pink Sheets,” including any adverse effects relating to the trading of the stock due to, among other things, the absence of market makers; the timing of our ability to re-apply to list our shares of common stock on The Nasdaq Global Market; the effects of any lawsuits or governmental investigations alleging, among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; the existence of demand for, and acceptance of, our services; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; and other risks or uncertainties detailed in our SEC filings.

All information set forth in this release and its attachments is as of March 31, 2008.  ePlus inc. undertakes no duty to update this information.  More information about potential factors that could affect ePlus inc.’s business and financial results is included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is on file with the SEC and available at the SEC’s website at http://www.sec.gov/.

ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)	As of	As of
(in thousands, except for share amounts)	March 31, 2007	June 30, 2007
ASSETS

Cash and cash equivalents	$39,680	$47,597
Accounts receivable – net	110,662	146,500
Notes receivable	237	216
Inventories	6,851	11,381
Investment in leases and leased equipment – net	217,170	200,669
Property and equipment – net	5,529	5,119
Other assets	11,876	13,611
Goodwill	26,125	26,125
TOTAL ASSETS	$418,130	$451,218

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable – equipment	$6,547	$8,184
Accounts payable – trade	21,779	24,996
Accounts payable – floor plan	55,470	71,594
Salaries and commissions payable	4,331	4,904
Accrued expenses and other liabilities	25,960	36,343
Income taxes payable	-	2,300
Recourse notes payable	5,000	5,000
Non-recourse notes payable	148,136	141,065
Deferred tax liability	4,708	4,457
Total Liabilities	271,931	298,843

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

Preferred stock, $.01 par value; 2,000,000 shares authorized;
none issued or outstanding	-	-
Common stock, $.01 par value; 25,000,000 shares authorized;
11,210,731 issued and 8,231,741 outstanding at March 31, 2007
and 11,210,731 issued and 8,231,741 outstanding at June 30, 2007	112	112
Additional paid-in capital	75,909	77,420
Treasury stock, at cost, 2,978,990 and 2,978,990 shares, respectively	(32,884)	(32,884)
Retained earnings	102,754	107,273
Accumulated other comprehensive income -
foreign currency translation adjustment	308	454
Total Stockholders' Equity	146,199	152,375
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$418,130	$451,218

ePlus inc. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share amounts)
	Three Months Ended
	June 30,
	2006	2007
REVENUES

Sales of product and services	$175,493	$206,554
Sales of leased equipment	-	8,586
	175,493	215,140

Lease revenues	11,332	19,146
Fee and other income	2,845	4,380

TOTAL REVENUES	189,670	238,666

COSTS AND EXPENSES

Cost of sales, product and services	156,362	185,207
Cost leased equipment	-	8,182
Direct lease costs	5,024	6,023
Professional and other fees	1,286	3,667
Salaries and benefits	17,303	19,694
General and administrative expenses	4,356	4,483
Interest and financing costs	1,995	2,496

TOTAL COSTS AND EXPENSES	186,326	229,752

EARNINGS BEFORE PROVISION FOR INCOME TAXES	3,344	8,914

PROVISION FOR INCOME TAXES	1,391	3,904

NET EARNINGS	$1,953	$5,010

NET EARNINGS PER COMMON SHARE - BASIC	$0.24	$0.61
NET EARNINGS PER COMMON SHARE - DILUTED	$0.22	$0.59

WEIGHTED AVERAGE SHARES OUTSTANDING -BASIC	8,207,369	8,231,741
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	8,723,439	8,434,774

Contact:	Kley Parkhurst, SVP
ePlus inc.
kparkhurst@eplus.com
703-984-8150